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                                                                   EXHIBIT 12.1


                           PACKAGING RESOURCES INCORPORATED
                     STATEMENT RE COMPUTATION OF FINANCIAL RATIOS

                                                                                       Fiscal Year Ended
                                                                -----------------------------------------------------------
                                                                Feb. 28       Feb. 28        Feb. 29    Feb. 28     Feb. 28
                                                                  1994          1995           1996       1997        1998
                                                                --------      -------        -------    -------     -------
EBITDA:                                                                            (dollars in thousands)

  Net income (loss) before extraordinary
    item and cumulative effect of change in accounting
    principle  . . . . . . . . . . . . . . . . . . . . . . .     7,278        (3,521)         1,333        247         (30)
  Income tax expense (benefit) . . . . . . . . . . . . . . .     5,057        (1,980)         1,006        491         346
  Interest expense . . . . . . . . . . . . . . . . . . . . .     5,482         8,503         10,671     12,711      13,580
  Depreciation and amortization  . . . . . . . . . . . . . .     6,279        10,492          9,721      8,039       7,920
  Other expense  . . . . . . . . . . . . . . . . . . . . . .       --            --             --         --          800
  Nonrecurring charge  . . . . . . . . . . . . . . . . . . .       --          7,257            --         --          --
                                                                ------        ------         ------     ------      ------

EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . .    24,096        20,751         22,731     21,488      22,616
                                                                ------        ------         ------     ------      ------
                                                                ------        ------         ------     ------      ------
Earnings to fixed charge ratio:
  Fixed charges:
    Interest expense before deferred
      financing costs  . . . . . . . . . . . . . . . . . . .     4,777         7,655          9,011     11,839      12,916
    Interest element of rentals (1)  . . . . . . . . . . . .       694           849            687        586         518
    Amortization of deferred financing cost  . . . . . . . .       705           848          1,660        872         664
                                                                ------        ------         ------     ------      ------

  Total fixed charges. . . . . . . . . . . . . . . . . . . .     6,176         9,352         11,358     13,297      14,098

Earnings:
  Net Income (loss) before extraordinary item
    and cumulative effect of change in accounting
    principle  . . . . . . . . . . . . . . . . . . . . . . .     7,278        (3,521)         1,333        247         (30)
  Income tax expense (benefit) . . . . . . . . . . . . . . .     5,057        (1,980)         1,006        491         346
  Fixed charges  . . . . . . . . . . . . . . . . . . . . . .     6,176         9,352         11,358     13,297      14,098
                                                                ------        ------         ------     ------      ------

Total earnings . . . . . . . . . . . . . . . . . . . . . . .    18,511         3,851         13,697     14,035      14,414
                                                                ------        ------         ------     ------      ------
                                                                ------        ------         ------     ------      ------

Ratio of earnings to fixed charges . . . . . . . . . . . . .      3.00          0.41(2)        1.21       1.06        1.02
                                                                ------        ------         ------     ------      ------
                                                                ------        ------         ------     ------      ------

(1)  Deemed to be approximately one-third of rental expenses.
(2) Ratio is less than one; therefore, ratio is not disclosed elsewhere in the Company's annual report on Form 10-K.